UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

800 Royal Oaks Drive, Suite 210
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Stockholders of AeroVironment, Inc. (the “Company”) was held on September 28, 2018, at 9:00 a.m., Pacific Time, at the Company’s offices at 994 Innovators Way, Simi Valley, CA 93065. A brief description of matters voted upon at the meeting and the final voting results are set forth below:

Proposal 1 — Election of Directors

The Company’s stockholders elected the two persons nominated by the Board of Directors as Class III directors for a three-year term as follows:

Number of Shares

Name of Director	For	Withheld	Broker Non-Votes
Timothy E. Conver	13,687,770	1,291,812	2,976,507
Arnold L. Fishman	14,534,594	444,988	2,976,507

Each of the above directors shall serve for a term of three years and until his successor has been duly elected and qualified.

Proposal 2 — Ratification of Company’s Independent Auditors

The Audit Committee selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2019. The Company’s stockholders ratified the selection of Ernst & Young LLP as follows:

Number of Shares

For	Against	Abstain
17,763,629	161,843	30,617

Proposal 3 — Advisory Vote on the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, by an advisory vote, the compensation of the Company’s named executive officers, as disclosed in the proxy statement, by the following vote:

Number of Shares

For	Against	Abstain	Broker Non-Votes
14,884,090	65,065	30,427	2,976,507

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: October 3, 2018	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer